                                                                    EXHIBIT 10.8

                                SUPPLY AGREEMENT

     This SUPPLY AGREEMENT is made and entered into as of September __, 1999 by and between Watts Industries, Inc., a Delaware corporation ("Watts") and CIRCOR International, Inc., a Delaware corporation ("Circor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to a Distribution Agreement dated as of September 16, 1999, by and between Circor and Watts (the "Distribution Agreement"), Watts will spin off to its stockholders all of the Common Stock of Circor (the "Distribution"); and

     WHEREAS, following the Distribution, Circor will operate all of the industrial, oil and gas product lines previously operated by Watts (the "Business"); and

     WHEREAS, in connection with the Distribution, Watts has agreed to supply certain of its products to Circor for a limited period of time;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. TERM

     The term of this Agreement shall commence on the date hereof and shall end on the earlier of (i) the written consent of the parties or (ii) April 4, 2001.

     2. SUPPLY; PRICING; PAYMENT TERMS

          (a) Subject to the terms and conditions provided below, Watts shall manufacture, supply and sell to Circor, and Circor shall purchase from Watts, the products specified on Exhibit A attached hereto at the prices specified therein, in such quantities as Circor may from time to time request. Delivery of and payment for all products hereunder shall be made in accordance with Watts' standard practice as in effect from time to time.

          (b) Subject to the terms and conditions provided below, Circor shall manufacture, supply and sell to Watts, and Watts shall purchase from Circor, the products specified on Exhibit B attached hereto at the prices specified therein, in such quantities as Watts may from time to time request. Delivery of and payment for all products hereunder shall be made in accordance with Circor's standard practice as in effect from time to time.

     3. MISCELLANEOUS

          (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties. Waivers and consents with respect to this Agreement shall be in writing and each shall be effective only in the specific instance and for the specific purpose for which it is given.

          (b) This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Rights and obligations arising from this Agreement shall not be assignable by either party without the prior written consent of the other party; provided, however, that either party may, without the consent of the other, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of such party.

          (c) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (with the exception of the provisions relating to conflict of laws).

                                  [END OF TEXT]

     IN WITNESS WHEREOF the parties hereto have executed this Supply Agreement as of the day and year first written above.


     WATTS INDUSTRIES, INC.                   CIRCOR INTERNATIONAL, INC.

     By:________________________              By:_________________________
        Name:                                    Name:
        Title:                                   Title:

                                   EXHIBIT A
                                   ---------

                            Watts Supplied Products

                                   EXHIBIT B
                                   ---------

                           Circor Supplied Products